Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions “Financial Highlights” and “Independent Registered Public Accounting Firm” in the Prospectus dated April 30, 2026, and included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-2, File No. 333-283996) of Neuberger Asset-Based Credit Fund (formerly known as NB Asset-Based Credit Fund) (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 26, 2026, with respect to the financial statements and financial highlights of Neuberger Asset-Based Credit Fund (formerly known as NB Asset-Based Credit Fund) included in the Annual Report to Shareholders (Form N-CSR) as of December 31, 2025, and for the period from August 20, 2025 (commencement of operations) to December 31, 2025, into this Registration Statement, filed with the Securities and Exchange Commission

/s/ Ernst & Young LLP

Boston, Massachusetts

April 30, 2026